FACE OF SECURITY

                          MOBIL OIL CORPORATION
                      EMPLOYEE STOCK OWNERSHIP PLAN TRUST
                             MEDIUM-TERM NOTE
                              Guaranteed by
                             MOBIL CORPORATION
                             Fixed Rate Note

REGISTERED                                          REGISTERED
No. FXR                                             $

                                                    CUSIP:

       Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

  IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ORIGINAL       INITIAL REDEMPTION   INTEREST RATE:      ORIGINAL MATURITY DATE:
ISSUE DATE:    DATE:

INTEREST       INITIAL REDEMPTION   APPLICABILITY OF    OPTIONAL
ACCRUAL DATE:  PERCENTAGE:          MODIFIED PAYMENT    REPAYMENT
                  N/A               UPON ACCELERATION:  DATE(S):
                                     N/A                N/A

TOTAL AMOUNT      ANNUAL REDEMPTION  If yes, state      APPLICABILITY
OF OID:           PERCENTAGE         Issue Price:       OF ANNUAL
 N/A              REDUCTION:          N/A               INTEREST
                   N/A                                  PAYMENTS:
                                                         N/A
ORIGINAL YIELD    INTEREST PAYMENT   SPECIFIED
TO MATURITY:      DATE(S):           CURRENCY:
 N/A              (See notes 1 and)  U.S. Dollars
                   2 below)

INITIAL ACCRUAL   APPLICABILITY OF     OPTIONAL REDEMPTION
PERIOD OID:       OPTIONAL REDEMPTION: SPREAD:
N/A               Applicable

OTHER TERMS:


(1) Interest Payment Dates are the XXX day of XXXX and the XXX day of XXX in each year, commencing on the first such date next succeeding the Interest Accrual Date.

(2) Pursuant to the Indenture referred to herein, if any payment is due hereunder on a day that is a Saturday or Sunday orlegal holiday or a day that banking institutions are authorized or required by law or regulation to close in the City of New York or Chicago, payment shall be made on the next succeeding day that is not such a day, and no interest shall accrue for the intervening period.
            Mobil Oil Corporation Employee Stock Ownership
  Plan Trust (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of XX, on the Original Maturity Date specified above (except to the extent redeemed or repaid prior to the Original Maturity
  Date) or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity
  Date, as defined below, on such Extended Maturity Date

  (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually (unless otherwise specified on the face hereof) in arrears on the first day of May and November in each year (unless otherwise specified on the face hereof) (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of May in each year (unless otherwise specified on the face hereof).

            Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or Chicago and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units ("ECUs"), in the financial center of the country of the Specified

  Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, in Luxembourg and that is not a non-ECU clearing day, as determined by the ECU Banking
  Association in Paris.

            Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

  DATED:                        MOBIL OIL CORPORATION
                                  EMPLOYEE STOCK OWNERSHIP
                                  PLAN TRUST


                                By BANKERS TRUST COMPANY
                                   Not in its individual
                                   corporate capacity but
                                   solely as trustee,



                                By __________________________
                                   Title:


  ATTEST: ____________________
          Title:





  INDENTURE TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

  This is one of the Securities referred
  to in the within-mentioned Indenture.


  FIRST TRUST NATIONAL ASSOCIATION
    as trustee


  By _____________________________
          Authorized Officer

                     GUARANTY BY MOBIL CORPORATION


            Mobil Corporation ("Mobil") having its principal office at 3225 Gallows Road, Fairfax, Virginia 22037 hereby irrevocably and unconditionally guarantees to the holder of the Note upon which this Guaranty is endorsed the due and punctual payment in accordance with the terms of the Note of the principal of, premium, if any, and interest on the Note. In the event of any failure by Mobil Oil Corporation Employee Stock Ownership Plan Trust (the "Issuer") to make any such payment, Mobil hereby agrees to cause such payment to be made as if Mobil instead of the Issuer were expressed to be the primary obligor of the said Note to the extent that the holder shall receive the same amounts in respect of principal and interest and penalty, if any, as would have been receivable had such payments been made by the Issuer without regard to the limitations contained in the last paragraph of Section 6.02 of the Indenture or in Section
  11.12 of the Indenture.

            Mobil hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Note, the absence of any action to enforce the Note, the recovery of any judgment against the Issuer or any action to enforce any judgment or any other circumstance which might otherwise constitute a discharge or defense of a guarantor.

            Mobil hereby confirms, with respect to the said Note and the indebtedness evidenced hereby, that it does not have and will not assert as a defense to any claim hereunder any right to require any proceeding first against the Issuer or any lack of diligence, presentment to the Issuer or any Paying Agent, demand of payment from the Issuer or any Paying Agent or filing of claims with any court in the event of merger, insolvency or bankruptcy of the Issuer, protest, notice or any other demand whatsoever, other than a demand for payment of this Guaranty, and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Note and in this Guaranty.

             This Guaranty constitutes an unsecured obligation of Mobil ranking equally with all its other existing and future unsecured and unsubordinated obligations.

            This Guaranty is governed by and shall be construed in accordance with the laws of New York.

            The guaranty set forth herein shall not be valid or become obligatory for any purpose with respect to a Security of any series until the Certificate of Authentication on such Security shall have been signed by the Indenture Trustee or any Authenticating agent.

            IN WITNESS WHEREOF, MOBIL CORPORATION has caused this instrument to be signed by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                MOBIL CORPORATION


                                By ___________________________
                                   Treasurer


  Dated:

  Attest:


  ____________________________

                          REVERSE OF SECURITY


            This Note is one of a duly authorized issue of Medium-Term Notes having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an indenture dated as of February 1, 1990, as amended, duly executed and delivered by the Issuer and Mobil to First Trust National Association, Trustee (herein called the "Indenture Trustee"), to which indenture and all indentures supplemental thereto (herein called the "Indenture") reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, Mobil, the Indenture Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a series designated as the Medium-Term Notes of the Mobil Oil Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust"). The Issuer has appointed First Trust National Association at its corporate trust office in Chicago, Illinois as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

             This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

            If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this
  Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

            If this Note is subject to Optional Redemption, this Note will be redeemable in whole or in part, at the option of the Issuer at any time,for an amount equal to the accrued interest to the date of redemption (the Optional Redemption Date ) plus the greater of (i) 100% of the principal amount being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus the Spread indicated on the face hereof, minus accrued interest (other than accrued interest in default)to the Optional Redemption Date.

             Treasury Yield means, with respect to any Optional Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

             Comparable Treasury Issue  means the United
  States Treasury security selected and designated to the Issuer in writing by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable
  maturity to the remaining term of this Note.   Independent
  Investment Banker means one of the Reference Treasury Dealers (or, if no such firm is willing and able to select the Comparable Treasury Issue, an independent investment banking institution of national standing) appointed by the Indenture Trustee after consultation with the Issuer.

             Comparable Treasury Price means, with respect to any Optional Redemption Date: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Optional Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated Composite 3:30 p.m. Quotations for U.S. Government Securities or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.
   Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Optional Redemption Date.

             Reference Treasury Dealer means each of Morgan Stanley & Co. Incorporated, Goldman, Sachs & Company, J.P. Morgan Securities, Incorporated and another Primary Treasury Dealer (as defined herein) at the option of the Issuer, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer ), the Issuer shall substitute therefor another Primary Treasury Dealer.

            Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

            If less than all the Notes are to be redeemed, the Trustee will select Notes for redemption pro rata or by lot or by such other method as the Indenture Trustee shall deem fair and appropriate. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued.


            Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension
  Notice, as defined below, sent to the holder hereof as described below.


            If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in Chicago, Illinois, or at its agency in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Effective exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

            If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

            The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

            Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

            If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

            Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise specified on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

            In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

             This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

            The Indenture Trustee has been appointed registrar for the Notes, and the Indenture Trustee will maintain at its office in Chicago, Illinois a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Indenture Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Indenture Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Indenture Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be determined by the Issuer and shall be such that no gain or loss of interest results from such exchange or transfer.

            In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Indenture Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Indenture Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the holder of the Note mutilated, defaced, destroyed, lost or stolen.

            The Indenture provides that if an Event of Default, as defined in the Indenture, shall occur and be continuing with respect to any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of the series may declare the principal of, and the premium, if any, on such series to be due and payable, together with interest accrued thereon. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected, except in each case a failure to pay the principal of, or premium, if any, or interest on, such debt securities.

            If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of security holders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (I) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of security holders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (I) above.

            The Indenture contains provisions permitting the Issuer, Mobil and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of all series to be affected (or not less than a majority in aggregate principal amount of any series affected in case one or more but not all of the series are affected) evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the securities of each such series; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any debt security, or change the rate of or change the time of payment of any interest thereon, or change the principal amount thereof or any premium thereon, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that hereinbefore provided, without the consent of the holder of each debt security so affected, or (ii) reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each debt security affected.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed, provided, however, that the recourse of the holder of this Note against the assets of the Issuer (but not against Mobil) is substantially limited as set forth in Section
  11.12 of the Indenture.

            Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

            If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

            The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

            If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

            All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.

            So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Indenture Trustee advised of the names and locations of such agencies, if any are so designated.

            With respect to moneys paid by the Issuer and held by the Indenture Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Indenture Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall, upon request, be so repaid to the Issuer. Upon such repayment all liability of the Indenture Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

            Prior to due presentment of this Note for registration of transfer, the Issuer, Mobil, the Indenture Trustee and any agent of the Issuer , Mobil, or the Indenture Trustee may treat the holder in whose name this
  Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, Mobil, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

            Bankers Trust Company (the "ESOP Trustee") is executing this Note solely in its capacity as trustee of the ESOP Trust, with the concurrence of Mobil. Neither the ESOP Trustee nor any director, officer, employee or stockholder, as such of the ESOP Trustee or of Mobil shall have any liability for any obligation of the Issuer or Mobil under this Note, the Guaranty endorsed hereon or the Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. Each holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note and the Guaranty endorsed hereon.

            This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

            All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                             ABBREVIATIONS


            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM-as tenants in common
       TEN ENT-as tenants by the entireties
       JT TEN-as joint tenants with right of survivorship and not as tenants in common


       UNIF GIFT MIN ACT-.............Custodian..............
                            (Cust)                (Minor)

       Under Uniform Gifts to Minors Act......................
                                                (State)


            Additional abbreviations may also be used though not in the above list.


                          _________________

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


  [PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------
--------------------------------------

  [PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
  OF ASSIGNEE]

---------------------------------------------------------------
  the within Note and all rights thereunder, hereby irrevocably

---------------------------------------------------------------
  constituting and appointing such person attorney to transfer

---------------------------------------------------------------
  such note on the books of the Issuer, with full power of

---------------------------------------------------------------
  substitution in the premises.


  Dated:_____________________


  NOTICE:   The signature to this assignment must correspond
              with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                         OPTION TO ELECT REPAYMENT


            The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  (Please print or typewrite name,
  address and telephone number of the undersigned, and name of contact person, if any)


  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
  ____________________________.


  Dated:_____________      ___________________________________
                           NOTICE:  The signature on this
                             Option to Elect Repayment must
                             correspond with the name as written
                             upon the face of the within
                             instrument in every particular
                             without alteration or enlargement.